Exhibit 21.1

Subsidiaries of the Registrant

As of December 31, 2009

Subsidiary	Jurisdiction	% Owned
Asia Dekor Borden (Heyuan) Chemical Company Limited	China	50%
Asia Dekor Borden (Heyuan) Chemical Company Limited	China	50%
Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong	50%
Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong	50%
Bakelite Polymers U.K. Ltd.	UK	100%
Borden Chemical Foundry, LLC	Delaware	100%
Borden Chemical Holdings (Panama) S.A.	Panama	100%
Borden Chemical International, Inc.	Delaware	100%
Borden Chemical Investments, Inc.	Delaware	100%
Borden Chemical UK Limited	UK	100%
Borden International Holdings Limited	UK	100%
Borden Luxembourg S.a r.l.	Luxembourg	100%
Fengkai Hexion Specialty Chemicals Co. Ltd.	China	70%
Fengkai Hexion Specialty Chemicals Co. Ltd.	China	70%
Fujian Nanping Hexion Specialty Chemicals Co., Ltd.	China	100%
HA-International, LLC	Delaware	50%
HA-International, LLC	Delaware	50%
Hattrick (Barbados) Finco SRL	Barbados	100%
Hexion 2 U.S. Finance Corp.	Delaware	100%
Hexion CI Holding Company (China) LLC	Delaware	100%
Hexion Fengkai Holdings Limited	Hong Kong	100%
Hexion IAR Holding (HK) Limited	Hong Kong	100%
Hexion Nanping Holdings Limited	Hong Kong	100%
Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada	100%
Hexion Quimica Argentina SA	Argentina	100%
Hexion Quimica Industria e Comercio Ltda.	Brazil	100%
Hexion Quimica S.A.	Panama	100%
Hexion Quimica Uruguay S/A	Uruguay	100%
Hexion Shchekinoazot Holding B.V.	Netherlands	50%
Hexion Shchekinoazot Holding B.V.	Netherlands	50%
Hexion Shchekinoazot OOO	Russia	50%
Hexion Shchekinoazot OOO	Russia	50%
Hexion Specialty Chemicals (Caojing) Limited	Hong Kong	100%
Hexion Specialty Chemicals (Heyuan) Limited	Hong Kong	100%
Hexion Specialty Chemicals (N.Z.) Limited	New Zealand	100%
Hexion Specialty Chemicals Asua SL	Spain	100%
Hexion Specialty Chemicals B.V.	Netherlands	100%
Hexion Specialty Chemicals Barbastro S.A.	Spain	100%
Hexion Specialty Chemicals BVBA	Belgium	100%
Hexion Specialty Chemicals Canada, Inc.	Canada	100%
Hexion Specialty Chemicals Finance BV	The Netherlands	100%
Hexion Specialty Chemicals Forest Products GmbH	Germany	100%
Hexion Specialty Chemicals France SAS	France	100%
Hexion Specialty Chemicals GmbH	Germany	100%
Hexion Specialty Chemicals Holding B.V.	Netherlands	100%
Hexion Specialty Chemicals Holding Germany GmbH	Germany	100%
Hexion Specialty Chemicals Holdings (China) Limited	Hong Kong	100%
Hexion Specialty Chemicals Iberica, S.A.	Spain	100%
Hexion Specialty Chemicals Italia S.p.A.	Italy	100%
Hexion Specialty Chemicals Korea Company Limited	Korea	100%
Hexion Specialty Chemicals Lda.	Portugal	100%
Hexion Specialty Chemicals Leuna GmbH	Germany	100%
Hexion Specialty Chemicals Luxembourg s.a.r.l.	Luxembourg	100%
Hexion Specialty Chemicals Maastricht BV	The Netherlands	100%

Subsidiary	Jurisdiction	% Owned
Hexion Specialty Chemicals Management (Shanghai) Co., Ltd.	China	100%
Hexion Specialty Chemicals Oy	Finland	100%
Hexion Specialty Chemicals Pardubice S.r.o.	Czech Republic	100%
Hexion Specialty Chemicals Pty Ltd	Australia	100%
Hexion Specialty Chemicals Research Belgium SA	Belgium	100%
Hexion Specialty Chemicals Rotterdam Ink B.V.	Netherlands	100%
Hexion Specialty Chemicals S.A.	France	100%
Hexion Specialty Chemicals S.r.l.	Italy	100%
Hexion Specialty Chemicals Samusakorn Ltd.	Thailand	100%
Hexion Specialty Chemicals Sdn. Bhd.	Malaysia	100%
Hexion Specialty Chemicals SG.Petani SDN. BHD.	Malaysia	100%
Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore	100%
Hexion Specialty Chemicals Somersby Pty Ltd.	Australia	100%
Hexion Specialty Chemicals Stanlow Limited	UK	100%
Hexion Specialty Chemicals Stuttgart GmbH	Germany	100%
Hexion Specialty Chemicals Sweden AB	Sweden	100%
Hexion Specialty Chemicals UK Limited	UK	100%
Hexion Specialty Chemicals Wesseling GmbH	Germany	100%
Hexion Specialty Chemicals, a.s.	Czech Republic	100%
Hexion Specialty UV Coatings (Shanghai) Limited	Hong Kong	100%
Hexion U.S. Finance Corp.	Delaware	100%
Hexion UV Coatings (Shanghai) Co., Ltd.	China	49.99%
Hexion UV Coatings (Shanghai) Co., Ltd.	China	49.99%
HSC Capital Corporation	Delaware	100%
InfraTec Duisburg GmbH	Germany	70%
InfraTec Duisburg GmbH	Germany	70%
International Pine Products SA	Argentina	100%
Jiangsu Funing Hexion Specialty Chemicals Co. Ltd.	China	90%
Jiangsu Funing Hexion Specialty Chemicals Co. Ltd.	China	90%
Lawter International Inc.	Delaware	100%
National Borden Chemical Germany GmbH	Germany	100%
New Nimbus GmbH & Co Kg	Germany	100%
Oilfield Technology Group, Inc.	Delaware	100%
Resolution Research Nederland B.V.	Netherlands	100%
Resolution Specialty Materials Rotterdam B.V.	Netherlands	100%
Resolution Specialty Materials Sweden Holdings AB	Sweden	100%
RSM Europe B.V.	Netherlands	100%
Tianjin Hexion Specialty Chemicals Co., Ltd.	China	100%